Exhibit 99.2

Birner Dental Management Services, Inc.
3801 East Florida Avenue, Suite 508
Denver, CO  80210
(303) 691-0680


FOR IMMEDIATE RELEASE
May 8, 2003



   BIRNER DENTAL MANAGEMENT SERVICES, INC. TO CONTINUE BUYING ITS COMMON STOCK


DENVER, COLORADO, May 8, 2003......Birner Dental Management Services, Inc.
(NASDAQ Small Cap Market: BDMS), operators of PERFECT TEETH dental practices, announced that the Board of Directors has approved an additional $1,000,000 of stock repurchases at prices up to $14 per share which price may be modified by the Board at a future date. The Company considers stock repurchases to be a good investment of the Company's resources.

Birner Dental Management Services, Inc. acquires, develops, and manages geographically dense dental practice networks in select markets in Colorado, New Mexico, and Arizona.

Certain of the matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. These and other risks are set forth in the reports filed by the Company with the Securities and Exchange Commission.



For Further Information Contact:
Summit Financial Relations, Inc.
(720) 489-8873/fax (720) 489-8874
CONTACT:          David Olson, President